UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 (b)Departure of Directors

On October 17, 2016, Justin Sadrian, a member of the Board of Directors (the “Board”) of Grubhub Inc. (the “Company”), resigned from the Board, the Audit Committee and the Nominating and Corporate Governance Committee.  Mr. Sadrian’s decision to resign is solely for personal reasons and does not involve any disagreement with the Company, the Company’s management or the Board.

(d)Election of Directors

In addition, on October 17, 2016, the Board increased the size of the Board to 10 members and appointed David Habiger and Linda Johnson Rice as Class II directors.   As a Class II director, each of Mr. Habiger and Mrs. Johnson Rice will serve on the Board until the Company’s 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.  The Board has affirmatively determined that each of Mr. Habiger and Mrs. Johnson Rice is independent under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange.

Mr. Habiger and Mrs. Johnson Rice will participate in all director compensation and benefit programs in which the Company’s other independent directors participate.  These compensation arrangements and plans are described in more detail under the heading “Director Compensation Arrangements” in the Company’s 2016 proxy statement on Schedule 14A, filed with the SEC on April 1, 2016 (the “Proxy Statement”), as such arrangements have been amended by the Board.  On June 30, 2016, the Board approved the following amendments to the Director Compensation Arrangements described in the Proxy Statement, in each case for the Board’s independent directors, to:

•	increase the annual cash retainer from $30,000 to $45,000;
•	increase the Initial Grant (as defined below) from $250,000 to $300,000, based on the Black-Scholes model;
•	increase the Annual Director Grant (as defined in the Proxy Statement) from $100,000 to $150,000, based on the Black-Scholes model, effective as of the 2017 annual meeting of stockholders; and
•

provide that all independent directors, not only Unaffiliated Directors (as defined in the Proxy Statement), be eligible to receive equity compensation, including the Initial Grant and the Annual Director Grant.

Except as otherwise noted, the above-listed amendments to the Director Compensation Arrangements were effective June 30, 2016.

On October 17, 2016, the Board granted each of Mr. Habiger and Mrs. Johnson Rice an initial option grant (each an, “Initial Grant”) of $300,000, based on the Black-Scholes model, under the Company’s 2015 Long-Term Incentive Plan.  Each Initial Grant is scheduled to vest as to 25% of the underlying shares on November 1, 2017, and as to 1/48 of the underlying shares on the first calendar day of each month for 36 consecutive months thereafter, subject to the director’s continued service to the Company on each vesting date.

The Board also appointed Mr. Habiger to serve on the Audit Committee and the Compensation Committee and Mrs. Johnson Rice to serve on the Nominating and Corporate Governance Committee.

There are no family relationships between either of Mr. Habiger or Mrs. Johnson Rice and any officer or other director of the Company or any related party transactions involving either Mr. Habiger or Mrs. Johnson Rice and the Company.  There is no arrangement or understanding between either Mr. Habiger or Mrs. Johnson Rice and any other person pursuant to which he or she (respectively) was selected as a director.  In addition, neither Mr. Habiger nor Mrs. Johnson Rice has been employed at the Company or any of its subsidiaries.

Each of Mr. Habiger and Mrs. Johnson Rice will have all of the obligations, including the fiduciary duties to the Company and its stockholders, of a director under applicable law and pursuant to the Company’s organizational documents.

A copy of the Company’s press release announcing the appointment of Mr. Habiger and Mrs. Johnson Rice to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release issued by GrubHub Inc. on October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: October 18, 2016	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by GrubHub Inc. on October 18, 2016.